Exhibit 10.51

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is dated August 1, 2013 by and between Coronado Biosciences, Inc., a Delaware corporation (the “Company”), and Karin Hehenberger, MD, PhD (the “Executive”). Unless the context otherwise requires, capitalized terms used herein shall have the meanings set forth in the Employment Agreement (as defined below) and in this Amendment.

WHEREAS, the Company and the Executive are parties to an Employment Agreement dated April 19, 2012 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. Amendment One. Subsection 1.1 is hereby deleted and replaced with the following:

“Executive’s position shall be Executive Vice President of Scientific Affairs.”

2. Ratification. Each of the Company and Executive agree that this Amendment and the change of title and duties do not constitute Good Reason under the Employment Agreement.

3. Effect of Amendment. Except as expressly amended herein, the terms of the Employment Agreement are incorporated herein by reference as if fully set out and shall remain in full force and effect in accordance with their terms.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment to Employment Agreement as of the date and year first above written.

COMPANY:

CORONADO BIOSCIENCES, INC.

By:	/s/ Harlan F. Weisman, M.D.
Name:	Harlan F. Weisman, M.D.
Title:	Chairman and CEO

EXECUTIVE:

/s/ Karin Hehenberger, M.D., PH.D.
KARIN HEHENBERGER, M.D., PH.D.